UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): April 3, 2007

PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Nevada	000-32517	20-4381969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1230 Calle Suerte
Camarillo, California 93012
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (866) 868-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities.
Item 8.01	Other Events.

Effective as of April 3, 2007, Pride Business Development Holdings, Inc. (the “Company”) entered into an agreement with The Ashcroft Group, LLC (the “Consultant”) pursuant to which Consultant shall provide consulting services to the Company which shall consist of: (i) coordinating, advising, and supporting existing opportunities by working with leadership in federal, state and local enforcement organizations; (ii) introducing the Company’s product line to officials in the military community; and (iii) introducing the Company’s product line to targeted markets abroad. The Company will pay Consultant $10,000 per month in consideration for such consulting services to be rendered. During the initial six month term of the agreement, the Company and Consultant have agreed that the Company shall defer $5,000 per month of the compensation payable to Consultant. The Company agrees to pay the Consultant the deferred sum of $30,000 no later than six months for the date of the Agreement.  In addition, the Company issued 500,000 restricted shares of common stock of the Company to Consultant.

The securities were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   The Consultant is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.

Date: April 5, 2007	By:	/s/ Ari L. Markow
Name: Ari L. Markow
Title: President